BRAZOS MUTUAL FUNDS
AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of July, 2008, to the Transfer Agent  Servicing Agreement, dated as of  November 25, 2002,  as amended (the “Transfer Agent Agreement”), is entered into by and between BRAZOS MUTUAL FUNDS, a  Delaware business  trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company (”USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the fees of said Transfer Agent Agreement; and

WHEREAS, Section 7 of the Transfer Agent Agreement allows for its amendment by written agreement executed by the parties; and

NOW THEREFORE, the parties agree to amend the following:

Exhibit B of the Transfer Agent Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	U.S BANCORP FUND SERVICES, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ Michael R. McVoy

Name: Benjamin C. Bell, Jr.	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Transfer Agent Agreement – Brazos Mutual Funds
BRAZOS MUTUAL FUNDS TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective 6-1-08 through 6-1-10

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)
♦ No-Load  - $_____ /account
♦ Load Fund - $_____ /account
♦ NSCC - $_____ / account
♦ Closed Accounts - $_____ /account
Annual Minimum
       $______ per Class Y
♦ $______ per class N
Activity Charges
♦ Telephone Calls - $____ /call
♦ 401K Daily Valuation trades - $_____/trade
♦ Omnibus Account Transactions
       $____ each – first 100 transactions
       $____ each – next 400 transactions
       $____ each – next 1,500 transactions
       $____ each – next 3,000 transactions
       $____ each – balance of transactions
♦ E-mail Services
$_____ /month administration
$_____ /e-mail received
♦ Draft Check Processing - $_____ /draft
♦ AML New Account Service - $____/new domestic accounts and $____/new foreign account and $____/s/h verification
♦ ACH/EFT Shareholder Services:
$_____ /month/fund group
$_____ /ACH item, setup, change
$_____ /correction, reversal

Out-of-pocket Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ Lost shareholder search
♦ ACH fees
♦ NSCC charges
♦ All other out-of-pocket expenses

Qualified Plan Fees (Billed to Investors)
♦ $_____ /qualified plan acct (Cap at $_____/SSN)
♦ $_____ /Coverdell ESA acct (Cap at $_____/SSN)
♦ $_____ /transfer to successor trustee
♦ $_____ /participant distribution (Excluding SWPs)
        $_____ /refund of excess contribution
Shareholder Fees (Billed to Investors)
♦ $_____ /outgoing wire transfer
♦ $_____ /overnight delivery
♦ $_____ /telephone exchange
♦ $_____ /return check or ACH
♦ $_____ /stop payment
♦ $_____ /research request per account (Cap at $_____ /request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   Implementation Services
♦ First CUSIP - $_____ /first CUSIP
♦ Fund Setup - $_____ /additional CUSIP
♦ 800 Service - $_____ ATT transfer connect
♦ VRU Setup - $_____ /fund group
♦ NSCC Setup - $_____ /fund group
2.   Average Cost - $_____ /account/year
3.   File Transmissions – subject to requirements
4.   Selects - $_____ per select
5.   ReportSource - $_____ /month – Web reporting
6.   System Access –TALink, COLD, Image
♦ Setup - $_____ /concurrent connection each
♦ Service - $_____ /month each
7.  Physical Certificate Shares
♦ Setup - $_____ /fund
♦ Issue of Certificate - $_____ /certificate transaction
8.   Extraordinary services – charged as incurred
♦ Development/Programming - $_____ /hour
♦ Conversion of Records – Estimate to be provided
♦ Custom processing, re-processing
9.    Short Term Trader - $_____ /open account

Exhibit B (continued) to the Transfer Agent Agreement

Brazos Mutual Funds Chief Compliance Officer Support Services FEE SCHEDULE Effective 6-1-08 through 6-1-10

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting

Annual Fee Schedule*
• $_____ per service line per year
 **_____% discount for the first year

Fees are billed monthly.